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                             ARTICLES OF INCORPORATION           Exhibit 3.27.1

                                       OF

                                  COLTECH, INC.

         The undersigned natural person of the age of 18 years or more does hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I.
                                      NAME

         The name of this corporation is COLTECH, INC.

                                    ARTICLE II.
                                     DURATION

         The period of its duration shall be perpetual.

                                    ARTICLE III.
                                PURPOSE OR PURPOSES

         The purpose or purposes for which this corporation is organized are:

         (a) To conduct a communications manufacturing, and consultant business;

         (b) To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign, and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, chooses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of indebtedness of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited thereto, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in respect thereof all of the powers, rights, privileges, and immunities of individual owners or holders thereof;

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         (c)  To hire and employ agents, servants, and employees, to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company To hire and with others;

         (d) To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation;

         (e) (i) To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform, and carry out, contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof;

         (e)  (ii) This corporation cannot act as a trustee in any capacity;

         (e) (iii) This corporation does not have a primary purpose for the ownership of land but it shall have the secondary purpose for the ownership of land-to,be used in connection with its business operation;

         (f) To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to have and to exercise all powers conferred by the laws of the State of Texas on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might do or could do, either alone or in connection with other persons, firms. associations, or corporations, and in any part of the world.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, he in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said gcneral powers.

                              ARTICLE IV.
                            CAPITALIZATION

         This corporation is authorized to issue only one class of shares of stock. The total number of shares that this corporation is authorized to issue is one thousand (1,000) shares of common stock. The aggregate par value of the shares is One Thousand Dollars ($1,000.00) and the par value of each share is Ten Cents ($.10). No distinction shall exist between the shares or between the shareholders thereof.

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                                   ARTICLE V.
                               ISSUANCE OF SHARES

         This corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE VI.
                               REGISTERED OFFICE

         The post office address of its initial registered office is 6202 Pineview Rd., Dallas, Texas 75248 and the name of its initial registered agent at such address is COLE E. CUNNINGHAM.

                                  ARTICLE VII.
                                    DIRECTORS

         (a) The number of Director constituting the intial Board of Directors is two, and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         NAME:                                 ADDRESS:

         Cole E. Cunningham                    6202 Pineview Rd.
                                               Dallas, Texas 75248

         Joan L. Cunningham                    6202 Pineview Rd.
                                               Dallas, Texas 75248

         (b)  The number of Directors of this corporation set forth in clause
(a) of this Article VII, shall constitute the authorized number of Directors until changed by an amendment of a bylaw duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock of this corporation.

                               ARTICLE VIII.
                               INCORPORATOR

         The name and address of the incorporator is:

         NAME:                                 ADDRESS:

         Ronald L. Hendricks                   1605 Cross Bend Road

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         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of Texas, I, the undersigned, constituting the incorporator of this corporation, have executed these Articles of Incorporation this 14th day of May, 1982.

                                        /S/ RONALD L. HENDRICKS
                                        -------------------------------
                                        INCORPORATOR


STATE OF TEXAS

COUNTY OF DALLAS

         I, Nancy Moore, Notary Public, do hereby certify that on this 14th day of May, 1982, personally appeared before me Ronald L. Hendricks, who being by me sworn, declared that he is person who signed the foregoing document as the incorporator, and that the statements made therein contained are true.


                                        /S/ NANCY MOORE
                                        -------------------------------
                                        NANCY MOORE, Notary Public
                                        in and for Dollas County, Texas


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